Assured Guaranty Ltd.
September 30, 2019
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (2) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates or Assured Guaranty’s loss experience; (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) increased competition, including from new entrants into the financial guaranty industry; (7) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (8) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (9) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap form, and variable interest entities; (11) changes in applicable accounting policies or practices; (12) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (13) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; (14) the impact of Assured Guaranty's acquisition (BlueMountain Acquisition) of all of the outstanding equity interests in BlueMountain Capital Management, LLC (BlueMountain) and its associated entities on the Company and its relationships with its investors, regulators, rating agencies, employees and the obligors it insures and on the business of BlueMountain and its relationships with its clients and employees; (15) the failure of Assured Guaranty to successfully integrate the business of BlueMountain; (16) the possibility that acquisitions made by Assured Guaranty, including its BlueMountain Acquisition, do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (17) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments in BlueMountain-managed funds, collateralized loan obligations and separately managed accounts, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; (18) difficulties with the execution of Assured Guaranty’s business strategy; (19) loss of key personnel; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes; (22) other risk factors identified in AGL's filings with the SEC; (23) other risks and uncertainties that have not been identified at this time and; (24) management’s response to these factors. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP Highlights
Net income (loss)	$69	$161	$265	$433
Net income (loss) per diluted share	0.70	1.47	2.61	3.83
Weighted average shares outstanding
Basic shares outstanding	98.2	108.0	100.8	111.6
Diluted shares outstanding (2)	98.9	109.3	101.6	112.9
Gross written premiums (GWP)	$69	$50	$159	$516
Effective tax rate on net income	19.2%	8.3%	18.6%	9.7%
GAAP return on equity (ROE) (4)	4.2%	9.7%	5.4%	8.6%

Non-GAAP Highlights(1)
Non-GAAP operating income(1)	$77	$161	$304	$390
Gain (loss) related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation) (net of tax provision (benefit)) included in non-GAAP operating income	(2)	(2)	4	(1)
Non-GAAP operating income per diluted share (1)	0.79	1.47	3.00	3.45
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	(0.01)	(0.02)	0.04	(0.01)
Present value of new business production (PVP) (1)	81	52	177	567
Gross par written	4,909	3,001	11,799	19,774
Effective tax rate on non-GAAP operating income(3)	16.3%	7.4%	17.7%	8.1%
Effect of FG VIE consolidation included in effective tax rate on non-GAAP operating income	—%	(0.2)%	—%	(0.1)%
Non-GAAP operating ROE (1) (4)	5.0%	10.0%	6.5%	8.0%
Effect of FG VIE consolidation on non-GAAP operating ROE (4)	(0.1)%	(0.2)%	0.1%	(0.1)%

	As of
	September 30, 2019		December 31, 2018
	Amount	Per Share	Amount	Per Share
Shareholders' equity	$6,652	$68.94	$6,555	$63.23
Non-GAAP operating shareholders' equity (1)	6,222	64.48	6,342	61.17
Non-GAAP adjusted book value (1)	8,702	90.18	8,922	86.06
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	12	0.12	3	0.03
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value	—	—	(15)	(0.15)

Shares outstanding at the end of period	96.5		103.7

Financial guaranty net debt service outstanding	$354,612		$371,586
Financial guaranty net par outstanding	229,375		241,802
Claims-paying resources (5)	11,075		11,815

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Non-GAAP diluted shares outstanding were the same as diluted shares calculated in accordance with accounting principles generally accepted in the United States of America (GAAP) since both net income and non-GAAP operating income were positive for all periods.

3)	Represents the ratio of non-GAAP operating provision for income taxes to non-GAAP operating income before income taxes.

4)	Quarterly ROE calculations represent annualized returns. See page 7 for additional information on calculation.

5)	See page 9 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$37	$40	$83	$131
Net change in fair value of credit derivatives, pre-tax	—	—	—	6

Net income effect	20	31	54	108
Net income per diluted share	0.20	0.29	0.52	0.95

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(1), pre-tax	$37	$40	$83	$135
Non-GAAP operating income(1) effect	20	31	54	105
Non-GAAP operating income per diluted share (1)	0.20	0.29	0.52	0.93

1)
Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of non-GAAP operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	September 30,	December 31,
	2019	2018
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,277	$10,089
Short-term investments, at fair value	1,142	729
Other invested assets	57	55
Total investment portfolio	10,476	10,873

Cash	229	104
Premiums receivable, net of commissions payable	844	904
Deferred acquisition costs	107	105
Salvage and subrogation recoverable	725	490
Financial guaranty variable interest entities' (FG VIEs') assets, at fair value	469	569
Other assets	517	558
Total assets	$13,367	$13,603

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,334	$3,512
Loss and loss adjustment expense (LAE) reserve	1,007	1,177
Long-term debt	1,234	1,233
Credit derivative liabilities	214	209
FG VIEs' liabilities with recourse, at fair value	388	517
FG VIEs' liabilities without recourse, at fair value	105	102
Other liabilities	433	298
Total liabilities	6,715	7,048

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	—	86
Retained earnings	6,331	6,374
Accumulated other comprehensive income	319	93
Deferred equity compensation	1	1
Total shareholders' equity	6,652	6,555
Total liabilities and shareholders' equity	$13,367	$13,603

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Net earned premiums	$123	$142	$353	$423
Net investment income	88	99	296	297
Net realized investment gains (losses)	16	(7)	12	(14)
Net change in fair value of credit derivatives	5	21	(25)	103
Fair value gains (losses) on FG VIEs	4	5	42	11
Foreign exchange gain (loss) on remeasurement	(21)	(9)	(24)	(22)
Fair value gains (losses) on equity investments	—	32	—	29
Loss on extinguishment of debt	—	(9)	(1)	(26)
Other income (loss)	(9)	1	14	(13)
Total revenues	206	275	667	788
Expenses:
Loss and LAE	30	17	75	43
Amortization of deferred acquisition costs	3	3	13	12
Interest expense	22	23	67	71
Other operating expenses	65	56	189	183
Total expenses	120	99	344	309
Income (loss) before provision for income taxes and equity in net earnings of investees	86	176	323	479
Equity in net earnings of investees	—	(1)	3	—
Income (loss) before income taxes	86	175	326	479
Provision (benefit) for income taxes	17	14	61	46
Net income (loss)	$69	$161	$265	$433

Earnings per share:
Basic	$0.71	$1.48	$2.63	$3.87
Diluted	$0.70	$1.47	$2.61	$3.83

Assured Guaranty Ltd.
Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation
(dollars in millions)

Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation for the Three Months Ended September 30, 2019 and September 30, 2018

	Three Months Ended		Three Months Ended
	September 30, 2019		September 30, 2018
	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(2)	$—	$(3)
Net investment income	—	(1)	—	(1)
Net realized investment gains (losses)	16	—	(7)	—
Net change in fair value of credit derivatives	1	—	16	—
Fair value gains (losses) on FG VIEs	—	4	—	5
Foreign exchange gain (loss) on remeasurement	(20)	—	(8)	—
Other income (loss)	(14)	—	(1)	—
Total revenue adjustments	(17)	1	—	1
Adjustments to expenses:
Loss expense	(10)	3	(1)	3
Total expense adjustments	(10)	3	(1)	3
Pre-tax adjustments	(7)	(2)	1	(2)
Tax effect of adjustments	1	—	1	—
After-tax adjustments	$(8)	$(2)	$—	$(2)

Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation for the Nine Months Ended September 30, 2019 and September 30, 2018

	Nine Months Ended		Nine Months Ended
	September 30, 2019		September 30, 2018
	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(16)	$—	$(9)
Net investment income	—	(3)	—	(3)
Net realized investment gains (losses)	12	—	(14)	—
Net change in fair value of credit derivatives	(38)	—	88	—
Fair value gains (losses) on FG VIEs	—	42	—	11
Foreign exchange gain (loss) on remeasurement	(23)	—	(20)	—
Other income (loss)	(4)	—	(3)	—
Total revenue adjustments	(53)	23	51	(1)
Adjustments to expenses:
Loss expense	(9)	18	(3)	—
Total expense adjustments	(9)	18	(3)	—
Pre-tax adjustments	(44)	5	54	(1)
Tax effect of adjustments	(5)	1	11	—
After-tax adjustments	$(39)	$4	$43	$(1)

1)
The "Non-GAAP Operating Income Adjustments" column represents the amounts recorded in the condensed consolidated statements of operations that the Company removes to arrive at non-GAAP operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the condensed consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Non-GAAP Operating Income Reconciliation	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net income (loss)	$69	$161	$265	$433
Less pre-tax adjustments:
Realized gains (losses) on investments	16	(7)	12	(14)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	11	17	(29)	91
Fair value gains (losses) on committed capital securities (CCS) (1)	(14)	(1)	(4)	(3)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(20)	(8)	(23)	(20)
Total pre-tax adjustments	(7)	1	(44)	54
Less tax effect on pre-tax adjustments	(1)	(1)	5	(11)
Non-GAAP operating income	$77	$161	$304	$390

Gain (loss) related to FG VIE consolidation (net of tax provision (benefit) of $-, $-, $1 and $-) included in non-GAAP operating income	$(2)	$(2)	$4	$(1)

Per diluted share:
Net income (loss)	$0.70	$1.47	$2.61	$3.83
Less pre-tax adjustments:
Realized gains (losses) on investments	0.16	(0.07)	0.11	(0.13)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.11	0.16	(0.28)	0.81
Fair value gains (losses) on CCS (1)	(0.14)	(0.01)	(0.04)	(0.02)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.20)	(0.07)	(0.22)	(0.18)
Total pre-tax adjustments	(0.07)	0.01	(0.43)	0.48
Less tax effect on pre-tax adjustments	(0.02)	(0.01)	0.04	(0.10)
Non-GAAP operating income	$0.79	$1.47	$3.00	$3.45

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$(0.01)	$(0.02)	$0.04	$(0.01)

1) Included in other income (loss) in the condensed consolidated statements of operations.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,
	2019	2019	2018	2018	2018	2017
Shareholders' equity	$6,652	$6,722	$6,555	$6,583	$6,634	$6,839
Non-GAAP operating shareholders' equity	6,222	6,335	6,342	6,420	6,423	6,521
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	12	12	3	3	7	5

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
			2019	2018	2019	2018
Net income (loss)			$69	$161	$265	$433
Non-GAAP operating income			77	161	304	390
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income			(2)	(2)	4	(1)

Average shareholders' equity			$6,687	$6,609	$6,604	$6,711
Average non-GAAP operating shareholders' equity			6,279	6,422	6,282	6,471
Gain (loss) related to FG VIE consolidation included in average non-GAAP operating shareholders' equity			12	5	8	4

GAAP ROE (1)			4.2%	9.7%	5.4%	8.6%
Non-GAAP operating ROE (1)			5.0%	10.0%	6.5%	8.0%
Effect of FG VIE consolidation included in non-GAAP operating ROE			(0.1)%	(0.2)%	0.1%	(0.1)%

1)	Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,
	2019	2019	2018	2018	2018	2017
Reconciliation of shareholders' equity to non-GAAP adjusted book value:
Shareholders' equity	$6,652	$6,722	$6,555	$6,583	$6,634	$6,839
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(74)	(85)	(45)	(55)	(72)	(146)
Fair value gains (losses) on CCS	70	84	74	57	58	60
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	529	478	247	215	290	487
Less taxes	(95)	(90)	(63)	(54)	(65)	(83)
Non-GAAP operating shareholders' equity	6,222	6,335	6,342	6,420	6,423	6,521
Pre-tax reconciling items:
Less: Deferred acquisition costs	107	106	105	103	102	101
Plus: Net present value of estimated net future revenue	195	196	204	211	217	146
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,892	2,932	3,005	3,012	3,083	2,966
Plus taxes	(500)	(508)	(524)	(528)	(542)	(512)
Non-GAAP adjusted book value	$8,702	$8,849	$8,922	$9,012	$9,079	$9,020

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(3), $(3), $(1) $(1), $(2) and $(2))	$12	$12	$3	$3	$7	$5

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $-, $1, $4 $4, $3 and $3)	$—	$(2)	$(15)	$(14)	$(12)	$(14)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of September 30, 2019
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,473	$1,756	$245	$838	$(418)	$4,894
Contingency reserve(1)	1,100	633	213	—	(213)	1,733
Qualified statutory capital	3,573	2,389	458	838	(631)	6,627
Unearned premium reserve and net deferred ceding commission income(1)	1,829	434	161	709	(277)	2,856
Loss and LAE reserves (1)	204	189	(1)	179	1	572
Total policyholders' surplus and reserves	5,606	3,012	618	1,726	(907)	10,055
Present value of installment premium	185	123	—	132	—	440
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	180	180	180	—	(360)	180
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,171	3,515	798	1,858	(1,267)	11,075
Adjustment for MAC (4)	375	243	—	—	(618)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,796	$3,272	$798	$1,858	$(649)	$11,075

Statutory net exposure (5)	$115,643	$23,228	$20,149	$66,287	$(331)	$224,976
Equity method adjustment (4)	12,231	7,918	—	—	(20,149)	—
Adjusted statutory net exposure (1)	$127,874	$31,146	$20,149	$66,287	$(20,480)	$224,976

Net debt service outstanding (5)	$182,205	$35,174	$29,706	$102,944	$(456)	$349,573
Equity method adjustment (4)	18,031	11,675	—	—	(29,706)	—
Adjusted net debt service outstanding (1)	$200,236	$46,849	$29,706	$102,944	$(30,162)	$349,573
Ratios:
Adjusted net exposure to qualified statutory capital	36:1	13:1	44:1	79:1		34:1
Capital ratio (6)	56:1	20:1	65:1	123:1		53:1
Financial resources ratio (7)	32:1	13:1	37:1	55:1		32:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. AGM has been adjusted to include 100% share of its European insurance subsidiary. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents the $180 million portion placed with an unaffiliated reinsurer of a $400 million aggregate excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2018. The facility terminates on January 1, 2020, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages, and (iii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net exposure related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net exposure and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of United States (U.S.) statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended September 30, 2019 and September 30, 2018

	Three Months Ended					Three Months Ended
	September 30, 2019					September 30, 2018
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$46	$20	$2	$1	$69	$24	$17	$9	$—	$50
Less: Installment GWP and other GAAP adjustments(1)	—	20	2	(1)	21	(9)	17	4	—	12
Upfront GWP	46	—	—	2	48	33	—	5	—	38
Plus: Installment premium PVP(2)	—	13	19	1	33	—	12	2	—	14
Total PVP	$46	$13	$19	$3	$81	$33	$12	$7	$—	$52

Gross par written	$4,212	$237	$438	$22	$4,909	$2,338	$189	$473	$1	$3,001

Reconciliation of GWP to PVP for the Nine Months Ended September 30, 2019 and September 30, 2018

	Nine Months Ended					Nine Months Ended
	September 30, 2019					September 30, 2018
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$119	$34	$4	$2	$159	$227	$111	$168	$10	$516
Less: Installment GWP and other GAAP adjustments(1)	(3)	34	3	(1)	33	9	72	10	1	92
Upfront GWP	122	—	1	3	126	218	39	158	9	424
Plus: Installment premium PVP(2)	—	24	26	1	51	84	52	7	—	143
Total PVP	$122	$24	$27	$4	$177	$302	$91	$165	$9	$567

Gross par written	$9,885	$712	$1,159	$43	$11,799	$15,017	$3,721	$877	$159	$19,774

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

2)
Includes PVP of credit derivatives assumed in the Syncora Guarantee Inc. (SGI) transaction in the second quarter of 2018 and a committed insurance reserve financing transaction in the third quarter of 2019.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Nine Months Ended
	September 30, 2019		September 30, 2019
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,913	A-	$5,070	A-
Tax backed	598	A-	1,501	A-
Municipal utilities	561	A-	1,133	A-
Transportation	344	A-	943	A-
Healthcare	710	A-	900	A-
Higher education	86	A	209	A-
Housing revenue	—	--	62	BBB-
Infrastructure finance	—	--	25	BBB+
Other	—	--	42	A
Total U.S. public finance	4,212	A-	9,885	A-
Non-U.S. public finance:
Regulated utilities	86	BBB+	262	A-
Renewable energy	—	--	236	BBB
Infrastructure finance	151	BBB	214	BBB+
Total non-U.S. public finance	237	BBB	712	BBB+
Total public finance	$4,449	A-	$10,597	A-

U.S. structured finance:
Life insurance transactions	$420	AA-	$620	AA-
Pooled corporate obligations	—	--	465	A+
Structured credit	18	BBB	48	BBB
Other	—	--	26	A-
Total U.S. structured finance	438	AA-	1,159	AA-
Non-U.S. structured finance
Commercial receivable	22	BBB	43	BBB
Total non-U.S. structured finance	22	BBB	43	BBB
Total structured finance	$460	AA-	$1,202	A+

Total gross par written	$4,909	A-	$11,799	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

								Nine Months
	1Q-18	2Q-18	3Q-18	4Q-18	1Q-19	2Q-19	3Q-19	2018	2019
PVP:
Public finance - U.S.	$35	$234	$33	$89	$32	$44	$46	$302	$122
Public finance - non-U.S.	26	53	12	3	4	7	13	91	24
Structured finance - U.S.	—	158	7	1	5	3	19	165	27
Structured finance - non-U.S.	—	9	—	3	1	—	3	9	4
Total PVP	$61	$454	$52	$96	$42	$54	$81	$567	$177

Reconciliation of GWP to PVP:

Total GWP	$73	$393	$50	$96	$39	$51	$69	$516	$159
Less: Installment GWP and other GAAP adjustments	22	58	12	27	5	7	21	92	33
Upfront GWP	51	335	38	69	34	44	48	424	126
Plus: Installment premium PVP	10	119	14	27	8	10	33	143	51
Total PVP	$61	$454	$52	$96	$42	$54	$81	$567	$177

Gross par written:
Public finance - U.S.	$2,004	$10,675	$2,338	$4,555	$2,016	$3,657	$4,212	$15,017	$9,885
Public finance - non-U.S.	187	3,345	189	96	176	299	237	3,721	712
Structured finance - U.S.	11	393	473	25	494	227	438	877	1,159
Structured finance - non-U.S.	—	158	1	174	21	—	22	159	43
Total	$2,202	$14,571	$3,001	$4,850	$2,707	$4,183	$4,909	$19,774	$11,799

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Investment Portfolio and Cash
As of September 30, 2019
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio:
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)	$4,132	3.77%	3.47%	$4,463	$156
U.S. government and agencies	144	4.00	3.44	155	6
Corporate securities (4)	2,286	3.06	2.68	2,339	70
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	846	4.56	3.85	877	38
Commercial mortgage-backed securities	448	3.40	2.94	469	15
Asset-backed securities (4)	745	5.74	4.63	775	43
Non-U.S. government securities	210	1.40	1.40	199	3
Total fixed maturity securities	8,811	3.75	3.32	9,277	331
Short-term investments	1,142	1.76	1.47	1,142	20
Cash (5)	229	—	—	229	—
Total	$10,182	3.53%	3.11%	$10,648	$351

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$155	1.7%
AAA/Aaa	1,534	16.5
AA/Aa	4,041	43.6
A/A	1,939	20.9
BBB	766	8.3
Below-investment-grade (BIG) (7)	781	8.4
Not rated	61	0.6
Total fixed maturity securities, available-for-sale	$9,277	100.0%

Duration of fixed maturity securities and short-term investments (in years):		4.1

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $10 million insured by AGM.

3)	Includes fair value of $240 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,139 million in par with carrying value of $781 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2019 (as of September 30)		$354,612
2019 Q4	$6,779	347,833	$79	$4	$1	$4
2020	23,080	324,753	301	16	5	13
2021	22,783	301,970	275	15	4	11
2022	20,694	281,276	252	14	4	10
2023	17,967	263,309	231	13	3	10

2019-2023	91,303	263,309	1,138	62	17	48
2024-2028	86,449	176,860	908	48	13	44
2029-2033	69,217	107,643	620	28	12	36
2034-2038	49,714	57,929	356	15	9	28
After 2038	57,929	—	319	12	—	28
Total	$354,612		$3,341	$165	$51	$184

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2019. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.

2)	See page 16, ‘‘Net Expected Loss to be Expensed.’’

3)	Represents a non-GAAP financial measure. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2019 (as of September 30)						$9,978
2019 Q4	$25	$155	$1	$112	$293	9,685
2020	114	568	7	463	1,152	8,533
2021	277	440	3	552	1,272	7,261
2022	201	388	20	476	1,085	6,176
2023	192	371	12	185	760	5,416

2019-2023	809	1,922	43	1,788	4,562	5,416
2024-2028	257	976	196	477	1,906	3,510
2029-2033	139	261	633	870	1,903	1,607
2034-2038	203	522	122	553	1,400	207
After 2038	88	6	26	87	207	—
Total structured finance	$1,496	$3,687	$1,020	$3,775	$9,978

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2019 (as of September 30)		$219,397
2019 Q4	$3,717	215,680
2020	11,904	203,776
2021	12,128	191,648
2022	10,752	180,896
2023	8,822	172,074

2019-2023	47,323	172,074
2024-2028	49,863	122,211
2029-2033	43,877	78,334
2034-2038	34,390	43,944
After 2038	43,944	—
Total public finance	$219,397

Net par outstanding (end of period)

	1Q-18	2Q-18	3Q-18	4Q-18	1Q-19	2Q-19	3Q-19
Public finance - U.S.	$201,337	$200,378	$190,418	$186,562	$181,408	$180,537	$176,515
Public finance - non-U.S.	43,747	45,442	44,735	44,103	44,615	44,488	42,882
Structured finance - U.S.	10,681	10,749	10,611	9,944	10,337	9,549	9,226
Structured finance - non-U.S.	1,324	1,235	1,176	1,193	965	793	752
Net par outstanding	$257,089	$257,804	$246,940	$241,802	$237,325	$235,367	$229,375

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of September 30, 2019
(dollars in millions)

GAAP

2019 Q4	$9
2020	37
2021	36
2022	35
2023	31
2019-2023	148
2024-2028	147
2029-2033	99
2034-2038	45
After 2038	9
Total expected present value of net expected loss to be expensed(2)	448
Future accretion	30
Total expected future loss and LAE	$478

1)	The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 2.20% for U.S. dollar denominated obligations.

2)	Excludes $34 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of September 30, 2019		As of December 31, 2018
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$74,030	A-	$78,800	A-
Tax backed	37,984	A-	40,616	A-
Municipal utilities	27,143	A-	28,402	A-
Transportation	14,794	A-	15,197	A-
Healthcare	6,925	A-	6,750	A-
Higher education	6,062	A-	6,643	A-
Infrastructure finance	5,432	A-	5,489	A-
Housing revenue	1,364	BBB+	1,435	BBB+
Investor-owned utilities	658	A-	846	A-
Renewable energy	213	A-	215	BBB+
Other public finance	1,910	A-	2,169	A-
Total U.S. public finance	176,515	A-	186,562	A-
Non-U.S. public finance:
Regulated utilities	17,526	BBB+	18,124	BBB+
Infrastructure finance	16,616	BBB	17,166	BBB
Sovereign and sub-sovereign	5,880	A	6,094	A
Renewable energy	1,542	A	1,346	A
Pooled infrastructure	1,318	AAA	1,373	AAA
Total non-U.S. public finance	42,882	BBB+	44,103	BBB+
Total public finance	$219,397	A-	$230,665	A-

U.S. structured finance:
RMBS	$3,687	BBB-	$4,270	BBB-
Life insurance transactions	1,473	AA-	1,435	A+
Pooled corporate obligations	1,441	AA-	1,215	AA-
Financial products	1,020	AA-	1,094	AA-
Consumer receivables	1,018	A-	1,255	A-
Other structured finance	587	BBB+	675	A-
Total U.S. structured finance	9,226	A-	9,944	A-

Non-U.S. structured finance:
RMBS	413	A	576	A-
Pooled corporate obligations	55	BB+	126	A
Other structured finance	284	A	491	A
Total non-U.S. structured finance	752	A	1,193	A
Total structured finance	$9,978	A-	$11,137	A-

Total	$229,375	A-	$241,802	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of September 30, 2019
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$384	0.2%	$2,429	5.6%	$1,345	14.6%	$179	23.8%	$4,337	1.9%
AA	20,646	11.7	1,707	4.0	3,740	40.5	37	4.9	26,130	11.4
A	97,366	55.2	12,764	29.8	912	9.9	174	23.1	111,216	48.5
BBB	52,359	29.6	25,119	58.6	1,378	14.9	321	42.7	79,177	34.5
BIG	5,760	3.3	863	2.0	1,851	20.1	41	5.5	8,515	3.7
Net Par Outstanding (1)	$176,515	100.0%	$42,882	100.0%	$9,226	100.0%	$752	100.0%	$229,375	100.0%

1)	As of September 30, 2019, excludes $1.5 billion of net par attributable to loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of September 30, 2019
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$32,572	14.2%
Pennsylvania	16,367	7.1
Texas	14,847	6.5
Illinois	14,362	6.3
New York	14,320	6.2
New Jersey	10,440	4.6
Florida	7,608	3.3
Michigan	5,547	2.4
Puerto Rico	4,270	1.9
Louisiana	4,196	1.8
Other	51,986	22.7
Total U.S. public finance	176,515	77.0
U.S. structured finance	9,226	4.0
Total U.S.	185,741	81.0

Non-U.S.:
United Kingdom	30,194	13.2
France	3,026	1.3
Canada	2,531	1.1
Australia	2,038	0.9
Austria	1,238	0.5
Other	4,607	2.0
Total non-U.S.	43,634	19.0

Total net par outstanding	$229,375	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Non-Financial Guaranty Exposure
As of September 30, 2019
(dollars in millions)

	Gross Exposure		Net Exposure
	As of September 30, 2019	As of December 31, 2018	As of September 30, 2019	As of December 31, 2018
Life insurance transactions (1)	$1,014	$880	$872	$763
Aircraft residual value insurance policies	376	340	243	218

1)	The life insurance transactions net exposure is expected to increase to approximately $1.0 billion prior to September 30, 2036.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of September 30, 2019
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$4,458	$4,270	$6,958	$6,694

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (2)	$611	$268	$375	$(1)	$1,253	$1,294
Puerto Rico Public Buildings Authority (PBA) (2)	7	139	1	(7)	140	145
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (2)	223	481	186	(79)	811	842
PRHTA (Highways revenue) (2)	345	74	35	—	454	515
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)	—	15	1	—	16	16
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA)(2)	525	71	226	—	822	838
Puerto Rico Aqueduct and Sewer Authority (PRASA) (3)	—	284	89	—	373	373
Puerto Rico Municipal Finance Agency (MFA) (3)	153	33	62	—	248	282
University of Puerto Rico (U of PR) (3)	—	1	—	—	1	1
Total exposure to Puerto Rico	$1,864	$1,518	$975	$(87)	$4,270	$4,458

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

2)
As of the date of this filing, the seven-member financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these exposures.

3)	As of the date of this filing, the Company has not paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of September 30, 2019
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2019 (4Q)	2020 (1Q)	2020 (2Q)	2020 (3Q)	2020 (4Q)	2021	2022	2023	2024	2025	2026	2027	2028	2029 - 2033	2034 - 2038	2039 - 2043	2044 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$—	$—	$—	$141	$—	$15	$37	$14	$73	$68	$34	$90	$33	$341	$407	$—	$—	$1,253
PBA	—	—	—	5	—	13	—	7	—	6	11	40	1	37	20	—	—	140
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	—	—	—	25	—	18	28	33	4	29	24	29	34	126	296	165	—	811
PRHTA (Highway revenue)	—	—	—	22	—	35	6	32	33	34	1	—	9	145	137	—	—	454
PRCCDA	—	—	—	—	—	—	—	—	—	—	—	19	—	50	83	—	—	152
PRIFA	—	—	—	—	—	—	—	2	—	—	—	—	—	—	3	11	—	16
Other Public Corporations
PREPA	—	—	—	48	—	28	28	95	93	68	106	105	68	174	9	—	—	822
PRASA	—	—	—	—	—	—	—	—	1	25	27	28	29	—	2	—	261	373
MFA	—	—	—	45	—	40	40	22	18	17	34	12	10	10	—	—	—	248
U of PR	—	—	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Total	$—	$—	$—	$286	$—	$149	$139	$205	$222	$247	$237	$323	$184	$884	$957	$176	$261	$4,270

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of September 30, 2019
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2019 (4Q)	2020 (1Q)	2020 (2Q)	2020 (3Q)	2020 (4Q)	2021	2022	2023	2024	2025	2026	2027	2028	2029 - 2033	2034 - 2038	2039 - 2043	2044 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$—	$33	$—	$173	$—	$74	$94	$70	$128	$119	$82	$136	$74	$512	$457	$—	$—	$1,952
PBA	—	4	—	9	—	20	6	13	6	13	17	45	3	50	23	—	—	209
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	—	21	—	46	—	59	68	72	41	65	59	63	66	262	375	180	—	1,377
PRHTA (Highway revenue)	—	12	—	34	—	58	27	52	51	51	17	15	25	208	152	—	—	702
PRCCDA	—	3	—	3	—	7	7	7	7	7	7	26	6	79	91	—	—	250
PRIFA	—	—	—	—	—	1	1	3	1	1	1	1	—	3	7	12	—	31
Other Public Corporations
PREPA	3	17	3	65	3	63	62	128	121	91	126	122	81	198	9	—	—	1,092
PRASA	—	10	—	10	—	19	19	19	20	45	44	44	44	68	70	67	300	779
MFA	—	6	—	52	—	50	48	28	23	21	37	14	11	11	—	—	—	301
U of PR	—	—	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Total	$3	$106	$3	$392	$3	$351	$332	$392	$398	$413	$390	$466	$310	$1,392	$1,184	$259	$300	$6,694

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of September 30, 2019
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$231	16.0%	46.9%	72.7%
AA	801	55.5%	40.2%	48.0%
A	221	15.2%	41.8%	41.6%
BBB	151	10.5%	40.9%	46.7%
BIG	40	2.8%	N/A	N/A
Total exposures	$1,444	100.0%	41.4%	50.0%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Trust preferred
Banks and insurance	$587	40.6%	44.4%	58.0%	AA
U.S. mortgage and real estate investment trusts	117	8.1	47.3%	62.8%	A-
Collateralized bond obligations / collateralized loan obligations	626	43.4	37.5%	40.1%	AA-
Other pooled corporates	114	7.9	N/A	N/A	A+
Total exposures	$1,444	100.0%	41.4%	50.0%	AA-

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
U.S. RMBS Profile
As of September 30, 2019
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$14	$129	$19	$879	$1	$1,042
AA	26	113	13	193	2	347
A	14	—	—	31	2	47
BBB	—	41	—	13	531	585
BIG	62	351	36	1,037	180	1,666
Total exposures	$116	$634	$68	$2,153	$716	$3,687

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$24	$21	$1	$609	$52	$707
2005	53	225	25	226	141	670
2006	39	44	12	297	228	620
2007	—	344	30	977	295	1,646
2008	—	—	—	44	—	44
Total exposures	$116	$634	$68	$2,153	$716	$3,687

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 4)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	September 30,	December 31,
	2019	2018
U.S. public finance:
General obligation	$1,979	$2,146
Tax backed	1,860	2,263
Municipal utilities	1,455	1,487
Higher education	180	217
Transportation	89	85
Infrastructure finance	35	2
Healthcare	34	55
Housing revenue	18	18
Renewable energy	3	5
Other public finance	107	110
Total U.S. public finance	5,760	6,388
Non-U.S. public finance:
Infrastructure finance	415	608
Sovereign and sub-sovereign	407	387
Renewable energy	41	46
Total non-U.S. public finance	863	1,041
Total public finance	$6,623	$7,429

U.S. structured finance:
RMBS	$1,666	$2,387
Consumer receivables	113	125
Life insurance transactions	40	85
Other structured finance	32	35
Total U.S. structured finance	1,851	2,632
Non-U.S. structured finance:
Pooled corporate obligations	40	42
RMBS	—	45
Other structured finance	1	12
Total non-U.S. structured finance	41	99
Total structured finance	$1,892	$2,731
Total BIG net par outstanding	$8,515	$10,160

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 4)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	As of
	September 30,	December 31,
	2019	2018
BIG Category 1
U.S. public finance	$1,604	$1,767
Non-U.S. public finance	819	796
U.S. structured finance	149	397
Non-U.S. structured finance	40	98
Total BIG Category 1	2,612	3,058
BIG Category 2
U.S. public finance	398	399
Non-U.S. public finance	—	245
U.S. structured finance	153	293
Non-U.S. structured finance	—	—
Total BIG Category 2	551	937
BIG Category 3
U.S. public finance	3,758	4,222
Non-U.S. public finance	44	—
U.S. structured finance	1,549	1,942
Non-U.S. structured finance	1	1
Total BIG Category 3	5,352	6,165
BIG Total	$8,515	$10,160

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 4)
As of September 30, 2019
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,409	CCC
Puerto Rico Highways & Transportation Authority	1,265	CCC
Puerto Rico Electric Power Authority	822	CCC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Puerto Rico Municipal Finance Agency	248	CCC
Jackson Water & Sewer System, Mississippi	187	BB
Virgin Islands Public Finance Authority	167	BB
Puerto Rico Convention Center District Authority	152	CCC
Stockton Pension Obligation Bonds, California	107	B
Penn Hills School District, Pennsylvania	107	BB
Alabama State University (Montgomery)	78	BB+
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	76	BB
Atlantic City, New Jersey	56	BB
Coatesville Area School District, Pennsylvania	53	BB
Virgin Islands Water and Power Authority	53	CCC
Total U.S. public finance	$5,153

Non-U.S. public finance:
Valencia Fair	$295	BB+
Road Management Services PLC (A13 Highway)	176	B+
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	135	BB+
CountyRoute (A130) plc	72	BB-
Total non-U.S. public finance	$678
Total	$5,831

1)	Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 4)
As of September 30, 2019
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$182	CCC	14.0%
Soundview 2007-WMC1	157	CCC	27.7%
Option One Mortgage Loan Trust 2007-Hl1	110	CCC	22.9%
Nomura Asset Accept. Corp. 2007-1	110	CCC	17.4%
Argent Securities Inc., Asset Backed Pass Through Certificates 2005-W4	92	CCC	15.2%
New Century 2005-A	89	CCC	12.8%
MABS 2007-NCW	66	B	18.3%
Ace 2007-D1	54	CCC	25.1%
Ace Home Equity Loan Trust 2007-SL1	52	CCC	3.8%
Subtotal RMBS	$912

Non-RMBS:
National Collegiate Trust Series 2006-2	$62	CCC	2.9%
Subtotal non-RMBS	$62
Total U.S. structured finance	$974

Total non-U.S. structured finance	$—
Total	$974

1)	Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of September 30, 2019
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$4,191	BBB
Pennsylvania (Commonwealth of)	1,991	A-
Illinois (State of)	1,802	BBB
New York Metropolitan Transportation Authority	1,524	A-
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,409	CCC
Puerto Rico Highways & Transportation Authority	1,265	CCC
Chicago (City of) Illinois	1,160	BBB
Massachusetts (Commonwealth of)	1,135	AA-
California (State of)	1,130	AA-
North Texas Tollway Authority	1,111	A
Wisconsin (State of)	1,061	A+
New York (City of) New York	1,005	AA-
CommonSpirit Health, Colorado	1,001	A-
Great Lakes Water Authority (Sewerage), Michigan	970	A-
San Diego Family Housing, LLC Military Housing	951	AA
Chicago Public Schools, Illinois	918	BBB-
Pennsylvania Turnpike Commission	881	A-
Massachusetts (Commonwealth of) Water Resources	875	AA
Port Authority of New York & New Jersey	865	BBB-
Metropolitan Pier & Exposition Authority, Illinois	860	BBB-
Philadelphia School District, Pennsylvania	853	A-
Long Island Power Authority	832	A-
Puerto Rico Electric Power Authority	822	CCC
Suffolk County, New York	788	BBB
Nassau County, New York	756	A-
Arizona (State of)	709	A+
Jefferson County Alabama Sewer	694	BBB
Georgia Board of Regents	689	A
Connecticut (State of)	682	A-
Philadelphia (City of) Pennsylvania	680	BBB+
Metro Washington Airports Authority (Dulles Toll Road)	676	BBB+
Regional Transportation Authority, Illinois	657	AA-
ProMedica Healthcare Obligated Group	627	BBB+
Pittsburgh Water & Sewer, Pennsylvania	618	A-
LCOR Alexandria LLC	606	BBB+
Garden State Preservation Trust (Open Space & Farmland), New Jersey	579	BBB+
Oglethorpe Power Corporation, Georgia	575	BBB
Clarksville Natural Gas Acquisition Corporation, Tennessee	552	A
Sacramento County, California	527	A-
New Jersey Turnpike Authority, New Jersey	520	A-
Miami-Dade County Aviation, Florida	474	A
Yankee Stadium LLC New York City Industrial Development Authority	467	BBB
Jefferson Parish Special Sales Tax, Louisiana	465	A-
Foothills - Eastern Transportation Corridor, California	456	BBB
Montefiore Medical Center, New York	449	BBB
Harris County - Houston Sports Authority, Texas	435	A-
Great Lakes Water Authority (Water), Michigan	429	A-
Oyster Bay, New York	425	BBB-
Oregon School Boards Association	424	AA-
Alameda Corridor Transportation Authority, California	422	BBB+
Total top 50 U.S. public finance exposures	$43,993

1)	Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of September 30, 2019
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$530	AA
Private US Insurance Securitization	500	AA
SLM Private Credit Student Trust 2007-A	441	A+
Fortress Credit Opportunities VII CLO Limited	257	AA-
Private US Insurance Securitization	250	AA
SLM Private Credit Student Loan Trust 2006-C	209	AA-
ABPCI Direct Lending Fund CLO I Ltd	208	A
Option One 2007-FXD2	182	CCC
Brightwood Fund III Static 2018-1, LLC	161	AA
Soundview 2007-WMC1	157	CCC
Timberlake Financial, LLC Floating Insured Notes	153	BBB+
CWABS 2007-4	119	A+
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA
New Century Home Equity Loan Trust 2006-1	111	AAA
Countrywide HELOC 2006-I	111	BBB
Option One Mortgage Loan Trust 2007-Hl1	110	CCC
Nomura Asset Accept. Corp. 2007-1	110	CCC
OwnIt Mortgage Loan ABS Certificates 2006-3	101	AAA
CWALT Alternative Loan Trust 2007-HY9	98	A
Argent Securities Inc., Asset Backed Pass Through Certificates 2005-W4	93	CCC
Structured Asset Investment Loan Trust 2006-1	90	AAA
New Century 2005-A	89	CCC
Countrywide 2007-13	84	AA-
ALESCO Preferred Funding XIII, Ltd.	84	AA
Preferred Term Securities XXIV, Ltd.	80	AA-
Total top 25 U.S. structured finance exposures	$4,439

1)	Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of September 30, 2019
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,546	A-
Hydro-Quebec, Province of Quebec	Canada	2,026	A+
Thames Water Utility Finance Plc	United Kingdom	1,893	A-
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,642	BBB+
Southern Gas Networks PLC	United Kingdom	1,591	BBB
Welsh Water PLC	United Kingdom	1,517	A-
Anglian Water Services Financing	United Kingdom	1,375	A-
British Broadcasting Corporation (BBC)	United Kingdom	1,220	A+
National Grid Gas PLC	United Kingdom	1,196	BBB+
Channel Link Enterprises Finance PLC	France, United Kingdom	1,155	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	1,089	AAA
Capital Hospitals (Barts)	United Kingdom	853	BBB-
Aspire Defence Finance plc	United Kingdom	802	BBB+
Verdun Participations 2 S.A.S.	France	688	BBB-
National Grid Company PLC	United Kingdom	657	BBB+
Yorkshire Water Services Finance Plc	United Kingdom	623	A-
Sydney Airport Finance Company	Australia	600	BBB+
Envestra Limited	Australia	594	A-
InspirED Education (South Lanarkshire) PLC	United Kingdom	570	BBB
Campania Region - Healthcare receivable	Italy	551	BB+
Coventry & Rugby Hospital Company	United Kingdom	514	BBB-
Severn Trent Water Utilities Finance Plc	United Kingdom	491	BBB+
Derby Healthcare PLC	United Kingdom	487	BBB
Wessex Water Services Finance plc	United Kingdom	450	BBB+
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	447	BBB-
International Infrastructure Pool	United Kingdom	439	AAA
International Infrastructure Pool	United Kingdom	439	AAA
International Infrastructure Pool	United Kingdom	439	AAA
Central Nottinghamshire Hospitals PLC	United Kingdom	435	BBB
North Staffordshire PFI	United Kingdom	433	BBB-
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	428	BBB
United Utilities Water PLC	United Kingdom	421	BBB+
South East Water	United Kingdom	393	BBB+
Scotland Gas Networks plc	United Kingdom	388	BBB
NATS (En Route) PLC	United Kingdom	387	A
BBI (DBCT) Finance Property Limited	Australia	358	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	357	BBB
Octagon Healthcare Funding PLC	United Kingdom	314	BBB
St. James's Oncology Financing plc	United Kingdom	298	BBB
Bakethin Finance Plc	United Kingdom	296	A-
Valencia Fair	Spain	295	BB+
The Republic of Poland	Poland	288	A-
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	287	BBB
MPC Funding Limited	Australia	286	BBB+
Integrated Accommodation Services PLC	United Kingdom	282	BBB+
Sarawak Capital Incorporated	Malaysia	280	BBB+
Western Power Distribution (South Wales) PLC	United Kingdom	277	BBB+
Dali Capital (Northumbrian Water) PLC	United Kingdom	276	BBB+
Japan Expressway Holding and Debt Repayment Agency	Japan	262	A+
Western Power Distribution (SW) PLC	United Kingdom	248	BBB+
Total top 50 non-U.S. exposures		$34,183

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended September 30, 2019

	Net Expected Loss to be Paid (Recovered) as of June 30, 2019	Economic Loss Development During 3Q-19	(Paid) Recovered Losses During 3Q-19	Net Expected Loss to be Paid (Recovered) as of September 30, 2019
Public Finance:
U.S. public finance	$749	$50	$(279)	$520
Non-U.S public finance	23	5	—	28
Public Finance	772	55	(279)	548

Structured Finance:
U.S. RMBS (2)	162	(40)	13	135
Other structured finance	26	10	(1)	35
Structured Finance	188	(30)	12	170
Total	$960	$25	$(267)	$718

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Nine Months Ended September 30, 2019

	Net Expected Loss to be Paid (Recovered) as of December 31, 2018	Economic Loss Development During 2019	(Paid) Recovered Losses During 2019	Net Expected Loss to be Paid (Recovered) as of September 30, 2019
Public Finance:
U.S. public finance	$832	$204	$(516)	$520
Non-U.S public finance	32	(4)	—	28
Public Finance	864	200	(516)	548

Structured Finance:
U.S. RMBS (2)	293	(223)	65	135
Other structured finance	26	9	—	35
Structured Finance	319	(214)	65	170
Total	$1,183	$(14)	$(451)	$718

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties payable of $60 million as of September 30, 2019 and receivable of $5 million as of December 31, 2018.

Assured Guaranty Ltd.
Loss Measures
As of September 30, 2019
(dollars in millions)

		Three Months Ended September 30, 2019			Nine Months Ended September 30, 2019
	Total Net Par Outstanding for BIG Transactions	Loss and LAE	Loss and LAE included in Non-GAAP Operating Income (1)	Effect of FG VIE Consolidation (2)	Loss and LAE	Loss and LAE included in Non-GAAP Operating Income (1)	Effect of FG VIE Consolidation (2)
Public finance:
U.S. public finance	$5,760	$64	$64	$—	$228	$228	$—
Non-U.S public finance	863	1	1	—	(7)	(7)	—
Public finance	6,623	65	65	—	221	221	—
Structured finance:
U.S. RMBS	1,666	(35)	(36)	3	(150)	(154)	18
Other structured finance	226	—	11	—	4	17	—
Structured finance	1,892	(35)	(25)	3	(146)	(137)	18
Total	$8,515	$30	$40	$3	$75	$84	$18

1)	Non-GAAP operating income includes financial guaranty insurance and credit derivatives.

2)
The "Effect of FG VIE Consolidation" column represents amounts included in the condensed consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Nine Months Ended September 30, 2019		Year Ended December 31,
			2018	2017		2016		2015
GAAP Summary Statements of Operations Data
Net earned premiums	$353		$548	$690		$864		$766
Net investment income(1)	296		395	417		408		423
Total expenses	344		422	748		660		776
Income (loss) before income taxes	326		580	991		1,017		1,431
Net income (loss)	265		521	730		881		1,056
Net income (loss) per diluted share	2.61		4.68	5.96		6.56		7.08

GAAP Summary Balance Sheet Data
Total investments and cash	$10,705		$10,977	$11,539		$11,103		$11,358
Total assets	13,367		13,603	14,433		14,151		14,544
Unearned premium reserve	3,334		3,512	3,475		3,511		3,996
Loss and LAE reserve	1,007		1,177	1,444		1,127		1,067
Long-term debt	1,234		1,233	1,292		1,306		1,300
Shareholders’ equity	6,652		6,555	6,839		6,504		6,063
Shareholders’ equity per share	68.94		63.23	58.95		50.82		43.96

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$354,612		$371,586	$401,118		$437,535		$536,341
Gross debt service outstanding (end of period)	356,280		375,080	408,492		455,000		559,470
Net par outstanding (end of period)	229,375		241,802	264,952		296,318		358,571
Gross par outstanding (end of period)	230,718		244,191	269,386		307,474		373,192

Other Financial Information (Statutory Basis)(2)
Financial guaranty:
Net debt service outstanding (end of period)	$348,458		$359,499	$373,340		$401,004		$502,331
Gross debt service outstanding (end of period)	350,126		362,974	380,478		417,072		524,104
Net par outstanding (end of period)	223,861		230,664	239,003		262,468		327,306
Gross par outstanding (end of period)	225,204		233,036	243,217		272,286		340,662

Claims-paying resources(3)
Policyholders' surplus	$4,894		$5,148	$5,305		$5,126		$4,631
Contingency reserve	1,733		1,663	1,750		2,008		2,263
Qualified statutory capital	6,627		6,811	7,055		7,134		6,894
Unearned premium reserve and net deferred ceding commission income	2,856		2,950	2,849		2,672		3,225
Loss and LAE reserves	572		1,023	1,092		888		1,043
Total policyholders' surplus and reserves	10,055		10,784	10,996		10,694		11,162
Present value of installment premium	440		451	445		500		645
CCS and standby line of credit	400		400	400		400		400
Excess of loss reinsurance facility	180		180	180		360		360
Total claims-paying resources	$11,075		$11,815	$12,021		$11,954		$12,567

Ratios:
Net exposure to qualified statutory capital	34	:1	34:1	34	:1	37	:1	47	:1
Capital ratio	53	:1	53:1	53	:1	56	:1	73	:1
Financial resources ratio	32	:1	31:1	31	:1	34	:1	40	:1

Par and Debt Service Written (FG and non-FG)
Gross debt service written:
Public finance - U.S.	$17,059		$31,989	$26,988		$25,423		$25,832
Public finance - non-U.S.	953		7,166	2,811		848		2,054
Structured finance - U.S.	1,262		1,191	500		1,143		355
Structured finance - non-U.S.	44		369	202		30		69
Total gross debt service written	$19,318		$40,715	$30,501		$27,444		$28,310

Net debt service written	$19,318		$40,630	$30,476		$27,444		$28,310
Net par written	11,799		24,538	17,962		17,854		17,336
Gross par written	11,799		24,624	18,024		17,854		17,336

1) In the first quarter of 2019, the Company reclassified equity in net earnings of investees from net investment income to a separate line item on the consolidated statements of operations. Prior periods have been updated to reflect this change.

2)	Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

3)	See page 9 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Nine Months Ended September 30, 2019	Year Ended December 31,
		2018	2017	2016	2015
Total GWP	$159	$612	$307	$154	$181
Less: Installment GWP and other GAAP adjustments (2)	33	119	99	(10)	55
Upfront GWP	126	493	208	164	126
Plus: Installment premium PVP	51	170	81	50	53
Total PVP	$177	$663	$289	$214	$179

PVP:
Public finance - U.S.	$122	$391	$196	$161	$124
Public finance - non-U.S.	24	94	66	25	27
Structured finance - U.S.	27	166	12	27	22
Structured finance - non-U.S.	4	12	15	1	6
Total PVP	$177	$663	$289	$214	$179

Non-GAAP operating income reconciliation:
Net income (loss)	$265	$521	$730	$881	$1,056
Less pre-tax adjustments:
Realized gains (losses) on investments	12	(32)	40	(30)	(27)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(29)	101	43	36	505
Fair value gains (losses) on CCS	(4)	14	(2)	—	27
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(23)	(32)	57	(33)	(15)
Total pre-tax adjustments	(44)	51	138	(27)	490
Less tax effect on pre-tax adjustments	5	(12)	(69)	13	(144)
Non-GAAP operating income	$304	$482	$661	$895	$710

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income (net of tax provision (benefit) of $1, $(1), $6, $7 and $4)	$4	$(4)	$11	$12	$11

Non-GAAP operating income per diluted share reconciliation:
Net income (loss) per diluted share	$2.61	$4.68	$5.96	$6.56	$7.08
Less pre-tax adjustments:
Realized gains (losses) on investments	0.11	(0.29)	0.33	(0.23)	(0.18)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.28)	0.90	0.35	0.27	3.39
Fair value gains (losses) on CCS	(0.04)	0.13	(0.02)	—	0.18
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.22)	(0.29)	0.46	(0.25)	(0.10)
Total pre-tax adjustments	(0.43)	0.45	1.12	(0.21)	3.29
Less tax effect on pre-tax adjustments	0.04	(0.11)	(0.57)	0.09	(0.97)
Non-GAAP operating income per diluted share	$3.00	$4.34	$5.41	$6.68	$4.76

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$0.04	$(0.03)	$0.10	$0.10	$0.07

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of September 30, 2019	As of December 31,
		2018	2017	2016	2015
Adjusted book value reconciliation:
Shareholders' equity	$6,652	$6,555	$6,839	$6,504	$6,063
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(74)	(45)	(146)	(189)	(241)
Fair value gains (losses) on CCS	70	74	60	62	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	529	247	487	316	373
Less taxes	(95)	(63)	(83)	(71)	(56)
Non-GAAP operating shareholders' equity	6,222	6,342	6,521	6,386	5,925
Pre-tax adjustments:
Less: Deferred acquisition costs	107	105	101	106	114
Plus: Net present value of estimated net future revenue	195	204	146	136	169
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,892	3,005	2,966	2,922	3,384
Plus taxes	(500)	(524)	(512)	(832)	(968)
Non-GAAP adjusted book value	$8,702	$8,922	$9,020	$8,506	$8,396

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(3), $(1), $(2), $4, and $11)	$12	$3	$5	$(7)	$(21)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $0, $4, $3, $12, and $22)	$—	$(15)	$(14)	$(24)	$(43)

Adjusted book value per share reconciliation:
Shareholders' equity per share	$68.94	$63.23	$58.95	$50.82	$43.96
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.77)	(0.44)	(1.26)	(1.48)	(1.75)
Fair value gains (losses) on CCS	0.72	0.72	0.52	0.48	0.45
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	5.48	2.39	4.20	2.47	2.71
Less taxes	(0.97)	(0.61)	(0.71)	(0.54)	(0.41)
Non-GAAP operating shareholders' equity per share	64.48	61.17	56.20	49.89	42.96
Pre-tax adjustments:
Less: Deferred acquisition costs	1.11	1.01	0.87	0.83	0.83
Plus: Net present value of estimated net future revenue	2.02	1.96	1.26	1.07	1.23
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	29.98	28.98	25.56	22.83	24.53
Plus taxes	(5.19)	(5.04)	(4.41)	(6.50)	(7.02)
Non-GAAP adjusted book value per share	$90.18	$86.06	$77.74	$66.46	$60.87

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity per share	$0.12	$0.03	$0.03	$(0.06)	$(0.15)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value per share	$—	$(0.15)	$(0.12)	$(0.18)	$(0.31)

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2018.

Public Finance:

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by renewable energy sources, such as solar, wind farm, hydroelectric, geothermal and fuel cell.

Regulated Utility Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Sovereign and Sub-Sovereign primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the United States.

Other Public Finance are obligations of or backed by local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:

Residential Mortgage-Backed Securities are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures, along with the effect of FG VIE consolidation, provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company. However, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. Management and the Board of Directors use non-GAAP financial measures adjusted to remove FG VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation. Wherever possible, the Company has separately disclosed the effect of FG VIE consolidation.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted to remove the effect of FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted to remove the effect of FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Non-GAAP operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) non-GAAP operating income, adjusted to remove the effect of FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted to remove the effect of FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted to remove the effect of FG VIE consolidation, and (4) PVP.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Non-GAAP Operating Income: Management believes that non-GAAP operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts non-GAAP operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Non-GAAP operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4) Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Operating Shareholders’ Equity and Non-GAAP Adjusted Book Value: Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2) Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that non-GAAP adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the net present value of estimated net future revenue. See below.

3) Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Non-GAAP Operating Return on Equity (Non-GAAP Operating ROE): Non-GAAP Operating ROE represents non-GAAP operating income for a specified period divided by the average of non-GAAP operating shareholders’ equity at the beginning and the end of that period. Management believes that non-GAAP operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use non-GAAP operating ROE, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date non-GAAP operating ROE are calculated on an annualized basis. Non-GAAP operating ROE, adjusted for FG VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for contracts other than financial guaranty insurance contracts (such as non-financial guaranty insurance contracts and credit derivatives). There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from these contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com